EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (SEC File Number 333-61769) and in the Registration Statement on Form S-8 (SEC File Number 33-198301) of Gencor Industries, Inc. (the “Company”) of our report dated December 13, 2023, with respect to the consolidated financial statements of the Company as of and for the year ended September 30, 2023, included in this Annual Report on Form 10-K for the year ended September 30, 2024.

/s/ MSL, P.A.

MSL, P.A.

Certified Public Accountants

Orlando, Florida

June 27, 2025

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